UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 10, 2008
A.C. Moore Arts & Crafts, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (856) 768-4930
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On June 10, 2008, Marc Katz resigned from the position of Executive Vice President and Chief Financial Officer of A.C. Moore Arts & Crafts, Inc. (the “Company”). Mr. Katz’s resignation is anticipated to be effective June 27, 2008.
Upon the effective date of Mr. Katz’s resignation, Michael G. Zawoysky, 50, will serve as Acting Chief Financial Officer of the Company. Mr. Zawoysky has served as the Company’s Vice President of Financial Planning and Analysis since March 2007. Previously, he served in various positions with Foot Locker, Inc., the national specialty athletic retailer, most recently as Executive Vice President and Chief Financial Officer of Foot Locker Europe from April 2004 to September 2006, Chief Operating Officer of FootLocker.com. from March 2003 to April 2004 and Chief Financial Officer of FootLocker.com from November 2000 to March 2003.
Rodney B. Schriver, 51, will assume on an interim basis the additional role of Principal Accounting Officer. Mr. Schriver joined the Company as Controller in July 2004 and was promoted to Vice President and Controller in March 2007. Previously, Mr. Schriver served as Vice President and Assistant Controller of Charming Shoppes, Inc., a national specialty retailer, from 1989 to April 2004.

Item 7.01	Regulation FD Disclosure.
On June 16, 2008, the Company issued the press release announcing Mr. Katz’s resignation and the interim appointments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 16, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: June 16, 2008	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 16, 2008.